                                                                     Exhibit 3.7


                            CERTIFICATE OF AMENDMENT
                                       TO
                    CERTIFICATE OF THE DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                     (PAR VALUE $.01 PER SHARE), AS AMENDED,

                                       and

                                       TO
                    CERTIFICATE OF THE DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                      SERIES B CONVERTIBLE PREFERRED STOCK
                           (PAR VALUE $.01 PER SHARE)

                                       of

                        GLOBAL PHARMACEUTICAL CORPORATION

                              --------------------

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

                              --------------------

                  The undersigned duly authorized officers of Global Pharmaceutical Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

                  DO HEREBY CERTIFY:

                  FIRST: That Article 4 of the Corporation's Restated Certificate of Incorporation provides that the Corporation is authorized to issue 2,000,000 shares of preferred stock, $.01 par value per share, in any number of series, with such designations, rights and preferences as may be determined from time to time by the Board of Directors.

                  SECOND: That (i) a Certificate of Amendment to Certificate of the Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock, $.01 par value per share, of the Corporation dated January 9, 1998 and filed January 13, 1998 (the "Series A Certificate of Designations") and
(ii) a Certificate of the Designations, Powers, Preferences and Rights of the

Series B Convertible Preferred Stock, $.01 par value per share, of the Corporation dated and filed November 26, 1997 (the "Series B Certificate of Designations"; and together with the Series A Certificate of Designations, the "Certificates of Designations" ), were filed with the Secretary of State of the State of Delaware pursuant to Section 242 and 151(g), respectively, of the General Corporation Law of the State of Delaware.

                  THIRD: That pursuant to a Unanimous Written Consent of the Board of Directors of the Corporation dated as of October 30, 1998, adopted pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, a resolution was duly adopted amending and restating the Certificates of Designations, as described in the resolution set forth below:

                  RESOLVED, that this Board of Directors, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issue from time to time of two series of Preferred Stock of the Corporation (which two series shall be in addition to any other series of preferred stock of the Corporation otherwise authorized) and hereby fixes the designations, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions of each such series, in addition to those set forth in said Certificate of Incorporation, to be in their entirety as follows (which authorization and fixing of such designations, preferences, rights, qualifications, limitations and restrictions shall amend and replace in their entirety any and all of such items previously fixed by this Board of Directors with respect to the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Corporation):

                  Section 1. Number of Shares and Designation. Sixty thousand (60,000) shares of the preferred stock, $.01 par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and fifty thousand (50,000) shares of the Preferred Stock, $.01 par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"). The Series A Preferred Stock and Series B Preferred Stock are sometimes collectively referred to in this Certificate of Amendment as the "Preferred Stock."

                  Section 2. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of each share of Preferred Stock outstanding on the date of such liquidation, dissolution or winding up of the affairs of the Corporation shall be entitled to receive, prior to and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock of the Corporation, par value $.01 per share (the "Common Stock"), or any other class of preferred stock of the Corporation, except for the Corporation's Series C Convertible Preferred Stock, $.01 par value (the "Series C Preferred Stock") (whose liquidation rights shall be superior to those of the Preferred Stock), by reason of their ownership thereof, an amount equal to one hundred dollars ($100.00) per share (the "Liquidation Value") of each share of Preferred Stock held by the holders (subject to adjustment for stock splits, combinations, reclassifications or similar events affecting such shares).

                  All of the preferential amounts to be paid to the holders of the Preferred Stock under this Section 2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock or any other class or series of preferred stock (except for the Series C Preferred Stock, whose liquidation rights shall be superior to those of the Preferred Stock) in connection with such liquidation, dissolution or winding up. After the payment or the setting apart for payment to the holders of the Series C Preferred Stock and of the Preferred Stock of the respective preferential amounts so payable to them and the preferential amounts payable to any other classes of preferred stock, the holders of the Preferred Stock, together with the holders of the Series C Preferred Stock and any such other class or series of preferred stock to the extent so designated, shall be entitled to receive, pro rata with the Common Stock, as if the Preferred Stock, the Series C Preferred Stock and any such other applicable class or series of preferred stock are converted into the number of shares of Common Stock into which the Preferred Stock, Series C Preferred Stock and other such series or class of preferred stock, respectively, are then convertible pursuant to the Certificate of Incorporation of the Corporation and the applicable Certificate of Designations, Powers, Preferences and Rights of such series of preferred stock (as amended, if applicable), all remaining assets of the Corporation. If the assets or surplus funds to be distributed to the holders of the Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount (in all instances after the payment in full of the preferential amounts to be paid to the holders of the Series C Preferred Stock), the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                  Section 3. Merger, Consolidation, Sale of Assets. Any merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not survive, or the sale or transfer of all or substantially all of the assets of the Corporation to another entity, or a merger or consolidation in which the Corporation is the survivor but its Common Stock is exchanged for stock, securities or property of another entity shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holder of Preferred Stock to receive at the closing, in cash, securities or other property, amounts as specified in Section 2.

                  Section 4. Conversion into Common Stock. The holder of any shares of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such series of Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Value by the Conversion Price, determined as hereinafter provided, with respect to such shares. The Conversion Price shall be the lower of (a) $2.75 per share (subject to adjustment (i), in the case of Series A Preferred Stock, pursuant to Section 7.2 of that certain Series A Convertible Preferred Stock Purchase Agreement, dated August 12, 1997 (the "Series A Purchase Agreement"), by and among the Corporation and the Purchasers named therein and
(ii), in the case of Series B Preferred Stock, pursuant to Section 7.2 of that certain Series B Convertible Preferred Stock Purchase Agreement, dated December 1, 1997 (the "Series B Purchase Agreement"; and collectively with the Series A Purchase Agreement, the "Purchase Agreements"), by and among the Corporation and the Purchasers named therein) or (b) the average closing sale price (or if such price is expressed as a bid and ask price, the closing bid price) of the Common Stock for the five trading days immediately preceding the day on which the holder elects to convert the Preferred Stock; provided, however, that in no event shall the Conversion Price be less than $2.00 per share. Notwithstanding the foregoing, in the event that on or before June 1, 1999, the Corporation, issues and sells not less than an aggregate of $1 million of additional shares of Common Stock (or securities convertible into Common Stock) other than Excluded Stock (as hereinafter defined) to financial investors (whether individual or institutional) for a consideration per share of Common Stock of less than $2.75, then and in such event, the Conversion Price in effect with respect to the Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) equal to the consideration per share for which such additional shares are issued and sold; provided, however, in no event shall the Conversion Price be reduced below $2.00 per share. As used in this Section 4(a), "Excluded Stock" shall mean (i) shares of Common Stock (or securities convertible into Common Stock) or options for the purchase of Common Stock issued, sold or granted by the Corporation to any of its employees, directors or consultants pursuant to a bona fide employee stock purchase, option or similar benefit plan or incentive program or other compensation arrangement approved by the Board of Directors of the Corporation, or (ii) shares of Common Stock (or securities convertible into Common Stock) issued, sold or granted to joint venturers, partnering entities or other companies with which the Corporation has a relationship involving or pertaining to product development, or the manufacturing, development, marketing or repackaging of products or any analogous relationship or (iii) up to $900,000 of Series C Preferred Stock issued and sold to financial investors (including any shares of Common Stock issued upon the conversion thereof). The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without the payment of any additional consideration by the holder thereof, shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Preferred Stock is convertible, as provided in this Section 4.

                  (b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors in good faith. Before any holder of Preferred Stock shall be entitled to receive certificates representing shares of Common Stock issuable upon conversion of the Preferred Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at such office in the manner specified in the applicable Purchase Agreement (which notice shall be irrevocable once tendered, unless otherwise agreed to in writing by the Corporation) that such holder elects to convert the same, and shall state therein such holder's name or the name or names of such holder's nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable after receipt of the certificate(s) representing Preferred Stock, issue and deliver at such office to such holder of Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share, and a certificate or certificates for such shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, as were represented by the certificates surrendered and not converted. Conversions pursuant to Section 4(a) shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the close of business on such date.

                  (c) Adjustment to Conversion Price for Stock Splits, Combinations, Dividends and Distributions.

                           (i) Stock Splits and Combinations. In the event the
                  Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and, conversely, in the event the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment pursuant to this
                  Section 4(c)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                           (ii) Dividends and Distributions of Common Stock. In
                  the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                                    (x) the numerator of which shall be the
                           total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                                    (y) the denominator of which shall be the
                           total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

                  provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(c)(ii) as of the time of actual payment of such dividends or distributions.

                           (iii) Other Dividends and Distributions. In the event
                  the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this Section 4 with respect to the rights of holders of Preferred Stock.

                  (d) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in
Section 4(c), or a reorganization, merger, consolidation or sale of assets provided for in Section 3), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided in this Section 4.

                  (e) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 4 by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock that by its terms is convertible against impairment.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Preferred Stock pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

                  (g) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                  (h) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock, and all other classes or series of preferred stock (including the Series C Preferred Stock) which are then convertible into Common Stock. If the Conversion Price of any series of Preferred Stock is at any time less than the par value of the Common Stock, the Corporation shall cause to be taken such action (whether by lowering the par value of the Common Stock, by converting the Common Stock from par value to no par value, or otherwise) as will permit the conversion of such series of Preferred Stock without any additional payment by the holder thereof and the issuance of the Common Stock, which Common Stock, upon issuance, will be fully paid and nonassessable.

                  Section 5.        Redemption.

                  (a) Redemption at the Option of the Corporation. The Corporation, at the option of the Board of Directors, may, at any time and from time to time upon written notice (which notice shall specify the date and place of redemption and the number of shares and the certificate numbers thereof which are to be redeemed) given not less than twenty (20) nor more than ninety (90) days prior to the date fixed for redemption, redeem all or any part of the outstanding shares of Preferred Stock by paying therefor in cash the Liquidation Value for each share, provided that the closing sale price (or if such price is expressed as a bid and ask price, the closing bid price) of the Common Stock for a consecutive twenty (20)-day trading period ending not more than ten (10) days prior to the date of such notice is ten dollars ($10.00) or more. At least two business days prior to the redemption date specified in such notice, each holder of Preferred Stock may give the Corporation written instructions with respect to the application of funds legally available for redemption of such holder's shares of Preferred Stock.

                  (b) Redemption at the Option of the Holder. In the event that the Corporation breaches or fails to comply with its obligations under (i) this Certificate of Amendment of Certificates of Designations or (ii) the Series A Purchase Agreement (as to holders of Series A Preferred Stock) or the Series B Purchase Agreement (as to holders of Series B Preferred Stock), which breach or failure is material or has a material adverse effect on the business or prospects of the Corporation, and such breach or failure of compliance continues for a period of thirty (30) days after notice thereof has been given to the Corporation, then each holder of shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, shall be entitled to compel the Corporation to redeem any or all of such holder's shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be; provided that such redeeming holder shall have given written notice thereof to the Corporation at least forty-five (45) days prior to the requested date of redemption. Such notice shall state the number of shares of Series A Preferred Stock and/or Series B Preferred Stock to be redeemed. On or after the redemption date, as specified in such notice, the holder requesting redemption shall surrender such holder's certificate for the number of shares to be redeemed as stated in the notice to the Corporation. On such redemption date, to the extent the Corporation shall have funds legally available therefor, the Corporation shall redeem the shares of Preferred Stock requested to be redeemed at the Liquidation Value. To the extent there are insufficient funds legally available for redemption of all shares of Preferred Stock requested to be redeemed, subject to the prior and superior right of the holders of Series C Preferred Stock to have their shares of Series C Preferred Stock redeemed, if so requested, prior to the redemption of any shares of

Preferred Stock, legally available funds shall be applied to each holder's shares of Preferred Stock pro rata in accordance with the number of shares requested to be redeemed by each holder of shares of Preferred Stock and each holder's shares shall be redeemed in accordance with the instructions received from such holder or, if no instructions are received from a holder, such holder's shares of Preferred Stock shall be redeemed pro rata in accordance with the number of shares of Preferred Stock held by such holder. As soon as practicable, the Corporation shall give written notice to each holder of shares of Preferred Stock redeemed or to be redeemed indicating the number of shares redeemed or to be redeemed and the certificate numbers thereof. If less than all of the shares of Preferred Stock requested to be redeemed are redeemed, all unredeemed shares shall remain outstanding and shall be entitled to all the rights and preferences of outstanding shares of such applicable series of Preferred Stock hereunder. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares of such series of Preferred Stock without cost to the holder thereof.

                  (c) Legally Available Funds. For the purpose of determining whether funds are legally available for redemption of shares of Preferred Stock as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law. If on any redemption date funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Preferred Stock required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall apply such funds to each holder's shares of Preferred Stock pro rata according to the number of shares held by each holder of Preferred Stock and each holder's shares shall be redeemed in accordance with the instructions received from such holder or, if no instructions are received from a holder, such holder's shares of Preferred Stock shall be redeemed pro rata in accordance with the number of shares of Preferred Stock held by such holder (in all instances, subject to the prior and superior right of the holders of Series C Preferred Stock to have their shares of Series C Preferred Stock redeemed, if so requested, prior to the redemption of any shares of Preferred Stock).

                  (d) Failure to Redeem. In the event the Corporation fails to redeem any shares of Preferred Stock pursuant to Section 5(a) because it does not have funds legally available for such redemption, the shares for which redemption is required but which are not redeemed shall remain outstanding, and shall be entitled to all the rights and preferences of outstanding shares of such respective series of Preferred Stock hereunder. In such event, the Corporation shall use its best efforts to effect the required redemption and the Corporation's redemption obligation shall be discharged as soon as the Corporation is able to discharge such obligation.

                  (e) Termination of Conversion. In the event the Corporation has mailed written notice of redemption to the holders of record of shares of Preferred Stock in accordance with the terms of Section 5(a) hereof, the holder's right to convert such shares called for redemption shall cease at the close of business on the redemption date, unless the Corporation defaults in the payment of the redemption price.

                  Section 6. Voting Rights. In addition to the voting rights required by the laws of the State of Delaware and by Section 7, the holders of shares of Preferred Stock shall vote, as a single class with all other stockholders of the Corporation, on all matters voted on by the stockholders of the Corporation, with each such holder of Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock into which such holder's shares would then be convertible. Except as set forth herein or in the Series A Purchase Agreement or Series B Purchase Agreement, as applicable, or as otherwise provided by law, holders of Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action.

                  Section 7. Covenants. So long as any of the shares of Series A Preferred Stock or Series B Preferred Stock (as applicable) authorized hereby shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of not less than a majority of such outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be:

                           (a) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock or Series B Preferred Stock, respectively;

                           (b) reclassify any Common Stock into shares having any preference or priority as to assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock or Series B Preferred Stock, respectively; or

                           (c) create or issue any securities of the Corporation which have equity features and which rank on a parity with or senior to the Series A Preferred Stock or Series B Preferred Stock, respectively, upon liquidation or other distribution of assets.

                  Section 8. Status of Converted or Reacquired Stock. Any shares of Preferred Stock purchased, redeemed or otherwise acquired by the Corporation in any manner whatsoever, and any shares of Preferred Stock converted pursuant to Section 4 hereof shall be retired and canceled promptly after the acquisition or conversion thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of preferred stock or any similar stock or as otherwise required by law.

                  FOURTH: That this amendment of the Certificates of Designations was authorized by the holders of a majority of the outstanding shares of the Corporation's Series A Preferred Stock and Series B Preferred Stock, by written consents dated as of October 30, 1998, in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

                  FIFTH: That thereafter, written notice of the foregoing action was given in accordance with Section 228 of the General Corporation Law of the State of Delaware to those holders of Series A Preferred Stock and Series B Preferred Stock who have not consented in writing to the foregoing action.

                  SIXTH: That this amendment of the Certificates of Designations was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, Global Pharmaceutical Corporation has caused this Certificate of Amendment to the Certificates of Designations to be executed and attested this 10th day of November, 1998.



Attest:                                      Global Pharmaceutical Corporation


By: /s/ Cornel C. Spiegler                   By: /s/ Max L. Mendelsohn
   -----------------------                      ----------------------------
Name: Cornel C. Spiegler                     Name: Max L. Mendelsohn
Title:   Secretary                           Title:  Chief Executive Officer